Oxford Lane Capital Corp.

Computershare

250 Royall Street, Suite V
Canton MA 02021
Information Agent:
Georgeson
Telephone 866 856 4733

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C 1234567890 J N T

Primary Subscription Rights 12345678901234

OXFORD LANE CAPITAL CORP. SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 3, 2014, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Oxford Lane Capital Corp. has distributed to each holder of its common stock owned as of record (each an "Eligible Holder") at 5:00 p.m. on February 4, 2014 (the "Record Date"), at no charge, one non-transferable right for each whole share of common stock owned on the Record Date. The rights entitle each Eligible Holder to acquire, at the exercise price of $XXXX per full share, one share of common stock of Oxford Lane Capital Corp. for every 2 rights held (1 for 2) (the "Subscription Rights"). Each Subscription Right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the Expiration Date, for additional shares of common stock of Oxford Lane Capital Corp. at an exercise price of $XXXX per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the Expiration Date (the "Oversubscription Privilege"). The terms and conditions of the Subscription Rights offering are set forth in Oxford Lane Capital Corp.'s Prospectus Supplement dated January 23, 2014, and the accompanying prospectus contained therein (collectively, the "Prospectus"), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Subscription Rights, and is entitled to exercise the basic Subscription Rights for the number of shares, shown on this Rights Certificate.

EXERCISE PRICE

The exercise price for the Subscription Rights and the Oversubscription Privilege is $XXXX per full share. A fractional Subscription Right will not be exercisable unless it is aggregated with other fractional Subscription Rights so that when exercised, in the aggregate, such fractional Subscription Rights result in the purchase of a whole share of common stock of Oxford Lane Capital Corp. In other words, fractional Subscription Rights cannot be exercised for fractional shares of common stock of Oxford Lane Capital Corp.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., ON MARCH 3, 2014.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC 123456.78

001CD40015 01RHJA

Full payment of the exercise price for each share of common stock you wish to purchase must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the Rights Agent, or (2) cashier's check drawn upon a U.S. bank or express money order payable to the Rights Agent, in each case in accordance with the "Instructions As To Use of Oxford Lane Capital Corp. Subscription Rights Certificates" that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent.

Payments of the exercise price for the common stock will be held in an escrow account until five business days following the Expiration Date, unless Oxford Lane Capital Corp. withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: **OFFERING INSTRUCTIONS** (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the basic subscription ________ (no. of subscription rights) / 2 = ________ (no. of new shares) x $XXXX = (per share) $ ________

EXAMPLE: If you own 1,500 shares of common stock, your basic subscription right permits the purchase of 750 shares. [1,500 purchase rights / 2 = 750 with fractional shares rounded down to the nearest whole number].

☐ In addition, I apply for additional shares pursuant to the Oversubscription Privilege* ________ (no. of additional shares) x $XXXX = (per share) $ ________

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ________ (no. of new shares) x $XXXX = (per share) $ ________

Amount of check or money order enclosed $ ________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 2: **SUBSCRIPTION AUTHORIZATION:**

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the Oversubscription Privilege in the Subscription Rights offering.

Signature of Subscriber(s)

____
(and address if different than that listed on this Subscription Certificate)
____
____

Telephone number (including area code) ________________

* You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

Please complete all applicable information and return to: **COMPUTERSHARE TRUST COMPANY, N.A.**

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to the Information Agent, Georgeson Inc. toll free at (866) 856-4733.